UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2013

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On November 22, 2013, DecisionPoint Systems, Inc. (the “Company”) sold an aggregate of 25,500 shares of Series E Preferred Stock (the “Series E Preferred Shares”) to accredited investors for a purchase price of $10.00 per share, for aggregate gross proceeds of $255,000 (the “Series E Second Closing”). The Series E Second Closing occurred pursuant to the previously disclosed Securities Purchase Agreement, dated as of November 12, 2013, between the Company and the accredited investors identified therein, the terms and conditions of which were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2013, which is hereby incorporated by reference.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series E Second Closing. The Company paid the Placement Agent $20,400 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent and its designees five-year warrants (the “Placement Agent Warrants”) to purchase 51,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Second Closing. In addition, the Company will pay Sigma Capital Advisors $7,650 (equal to 3% of the gross proceeds from the Series E Second Closing) as a finder’s fee.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Form of Securities Purchase Agreement*

 *Incorporated by reference to the Current Report on form 8-K that was filed by the Company with the Securities and Exchange Commission on November 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: November 26, 2013	By:	/s/ Nicholas R. Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer

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